                                  Exhibit 4.1

                           ITLA CAPITAL CORPORATION

                        RECOGNITION AND RETENTION PLAN



    1.    Plan Purpose.  The purpose of the Plan is to promote the long-term
          ------------
interests of the Company and its stockholders by providing a means for attracting and retaining officers and employees of the Company and its Affiliates.

    2.    Definitions.  The following definitions are applicable to the Plan:
          -----------

          "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

          "Association" - means Imperial Thrift and Loan Association, a California thrift and loan and its predecessors and successors.

          "Award" - means the grant by the Committee of Restricted Stock, as provided in the Plan.

          "Code" - means the Internal Revenue Code of 1986, as amended.

          "Committee" - means the Committee referred to in Section 7 hereof.

          "Company" - means ITLA Capital Corporation, a Delaware corporation.

          "Continuous Service" - means the absence of any interruption or termination of service as an officer or employee of the Company or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or any Affiliate or in the case of transfers between payroll locations of the Company or between the Company, its subsidiaries or its successor.

          "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

          "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Company; b) is not a former employee of the Company who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Company; d) does not receive remuneration from the Company in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

          "Participant" - means any officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

          "Plan" - means the Recognition and Retention Plan of the Company.

          "Performance Requirements" - means the minimum requirements which must be met by the Association as set forth in Section 13.

          "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 3 hereof with respect to Restricted Stock awarded under the Plan.

          "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 3 hereof, so long as such restrictions are in effect.

          "Shares" - means the common stock of the Company, par value $.01 per share, or of any successor corporation or other legal entity assuming or adopting the Plan.

     3.  Terms and Conditions of Restricted Stock.  The Committee shall have
         ----------------------------------------
full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

        (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c) and (e) of this Section 3 and
Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

        (b) Except as provided in Section 5 hereof, if a Participant maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, Restricted Stock then still subject to restrictions imposed by paragraph (a) of this Section 3 will be free of those restrictions.

        (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of ITLA Capital Corporation. Copies of such Plan are on file in the offices of the Secretary of ITLA Capital Corporation, 7979 Ivanhoe Avenue, La Jolla, California 92037.

        (d) At the time of any Award, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock Agreement").

        (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portions thereof, by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 3 or (ii) the forfeiture of such shares under paragraph (b) of this Section 3, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends to the Participant, together with interest accrued thereon, shall be made upon the lapsing of the Restricted Period imposed under paragraph (a) of this Section 3.

        (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 3, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

        4. Adjustments Upon Changes in Capitalization. In the event of any
           ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 3 hereof.

        5.  Effect of Change in Control.  Each of the events specified in the
            ---------------------------
following clauses (i) through (iii) of this Section 5 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes may be cast for the election of the Board of Directors of the Company, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company. If the Continuous Service of any Participant is involuntarily terminated for whatever reason, at any time within twelve months after a change in control, unless the Committee shall have otherwise provided, any Restricted Period and Performance Requirements with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded.

        6. Assignments and Transfers.  No Award nor any right or interest of a
           -------------------------
Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

        7.  Administration.  The Plan shall be administered by a Committee
            --------------
consisting of two or more members of the Board of Directors, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Company. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        8.     Shares Subject to Plan. Subject to adjustment by the operation of
               ----------------------
Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan are 300,000 shares. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

        9.     Employee Rights Under the Plan. No officer or employee shall have
               ------------------------------
a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

        10.    Withholding Tax. Upon the termination of the Restricted Period
               ---------------
with respect to any shares of Restricted Stock, the Company shall withhold from any payment or distribution made under this Plan sufficient Shares to cover any applicable withholding and employment taxes. The Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

        11.    Amendment or Termination. The Board of Directors of the Company
               ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

        12.    Term of Plan. The Plan shall become effective upon its adoption
               ------------
by the Board of Directors of the Company. It shall continue in effect for a term of ten years unless sooner terminated under Section 11 hereof.

        13.    Performance Criteria. No Plan Shares shall be granted in any
               --------------------
fiscal year in which the Association fails to meet the following:

               a) a return on average assets of 50 basis points for the fiscal year; and

               b) the Association is treated as adequately capitalized (as defined by FDIC regulations).

                           ITLA CAPITAL CORPORATION


                        RECOGNITION AND RETENTION PLAN

                          RESTRICTED STOCK AGREEMENT
                          --------------------------


RS No. __

        Shares of Restricted Stock are hereby awarded on ________________, by ITLA Capital Corporation (the "Corporation"), to __________________ (the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the ITLA Capital Corporation Recognition and Retention Plan (the "Plan"):

       1.    Share Award. The Corporation hereby awards the Grantee _____ shares
             -----------
(the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

       2.    Restrictions on Transfer and Restricted Period. During the period
             ----------------------------------------------
(the "Restricted Period") commencing on ____________, 199_, and terminating on ________________, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

        Except as set forth below, the Shares will vest at a rate of __% of the Shares per year of Continuous Service (as defined in the Plan) commencing on ________________ pursuant to the following schedule:

                                                         % of the
      Date of Vesting                                  Shares Vested
      ---------------                                  -------------


        Notwithstanding the foregoing, no portion of the Shares shall vest on any of the foregoing dates if as of the preceding fiscal year end, the Association fails to meet the following: a) a return on average assets of 50 basis points for the fiscal; and b) the Association is treated as adequately capitalized (as defined by FDIC regulations). Subject to the restrictions set forth in the Plan, the Committee referred to in Section 7 of the Plan or its successor (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period as described in the Plan.

        3.    Termination of Service. If the Grantee ceases to maintain
              ----------------------
"Continuous Service" (as defined in the Plan) for any reason other than change of control, as described in Section 5 of the Plan, death, total or partial disability, or normal or early retirement, all shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by

Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) by reason of change of control, as described in Section 5 of the Plan, death, total or partial disability or normal or early retirement, the Shares then still subject to restrictions imposed by Section 2 of this Agreement shall be free of those restrictions as provided in the Plan.

        4.    Certificates for the Shares.  The Corporation shall issue ____
              ---------------------------
certificates in the name of the Grantee, each in respect of __% of the Shares, and shall hold each such certificate on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificates shall bear the following legend:

              The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of ITLA Capital Corporation. Copies of such Plan are on file in the offices of the Secretary of ITLA Capital Corporation, 7979 Ivanhoe Avenue, La Jolla, California 92037.

        The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute ____ stock powers in favor of the Corporation, each with respect to __% of the Shares, and shall promptly deliver such stock powers to the Corporation.

        5.    Grantee's Rights. Except as otherwise provided herein, the
              ----------------
Grantee, as owner of the Shares, shall have all rights of a stockholder. During the Restricted Period, the Grantee shall not vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares"). The Grantee hereby appoints a Trust Officer at _________________________________ to vote all Restricted Shares, in [his/her] sole discretion, at any annual and special meetings of the stockholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments. The Grantee agrees that [he/she] shall from time to time appoint such other person or persons to vote the Restricted Shares as the Committee in its sole discretion may designate. The Grantee further agrees that with respect to Restricted Shares, [he/she] shall grant no proxy to vote such shares except pursuant to this Section 5 of this Agreement, nor shall [he/she] revoke any proxy granted pursuant to this Section 5 except with the consent of the Committee.

        Dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Committee. Such dividends and accrued interest thereon shall be paid to the Grantee as provided in the Plan.

        6.    Expiration of Restricted Period. Upon the lapse or expiration of
              -------------------------------
the Restricted Period with respect to a portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to [his/her] legal representative) the certificate in respect of such shares and the related stock power held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the legend provided for in Section 4 above.

        7.    Adjustments for Changes in Capitalization of the Corporation. In
              ------------------------------------------------------------
the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

        8.    Plan and Plan Interpretations as Controlling. The Shares hereby
              --------------------------------------------
awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or [his/her] legal representatives with regard to any question arising hereunder or under the Plan.

        9.    Grantee Service. Nothing in this Agreement shall limit the right
              ---------------
of the Corporation or any of its Affiliates to terminate the Grantee's service as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

        10.   Withholding and Social Security Taxes. Upon the termination of the
              -------------------------------------
Restricted Period with respect to any Shares the Corporation may, in its sole discretion, withhold a sufficient number of Shares or withhold sufficient cash to cover any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares. The Corporation shall have the right to deduct from all dividends paid on the Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

        11.   Grantee Acceptance. The Grantee shall signify [his/her] acceptance
              ------------------
of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy thereof and of the attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION, THE CORPORATION MAY REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.


                                ITLA CAPITAL CORPORATION




                                By:
                                    ---------------------------------


                                ACCEPTED:



                                --------------------------------------



                                --------------------------------------
                                (Street Address)




                                --------------------------------------
                                (City, State & Zip Code)

                                  STOCK POWER
                                  -----------



        For value recieved, I hereby sell, assign, and transfer to ITALA Capital Corpotation (the "Corporation") shares of the Corporation, standing in my name
                               ---
on the books and records of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. and do hereby irrevocably constitute and appoint the Secretary
               ---
of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforsaid Corporation.





                                        -----------------------------


Dated:
      ----------------------


In presence of:



----------------------------


                                     SP-1